Exhibit 99.1

    NEWS RELEASE     NEWS RELEASE     NEWS RELEASE     NEWS RELEASE

[LOGO OF AMERICAN EXPRESS COMPANY]

                                                American Express Company
                                                American Express Tower
                                                World Financial Center
                                                New York, N.Y. 10285-4805

                                                Contact: Molly Faust
                                                         212/640-0624
                                                         molly.faust@aexp.com


FOR IMMEDIATE RELEASE

              AMERICAN EXPRESS BOARD AUTHORIZES REPURCHASE OF UP
    TO 120 MILLION ADDITIONAL SHARES, DECLARES REGULAR QUARTERLY DIVIDEND

NEW YORK, November 18, 2002 -- The Board of Directors of American Express Company today approved the repurchase of up to 120 million additional common shares, from time to time as market conditions allow. This represents approximately nine percent of the 1.3 billion common shares outstanding at October 31, 2002.

This authorization is a continuation of the company's share repurchase program, which began in September 1994. Prior to today's announcement, the board had authorized repurchases totaling 450 million shares, including purchases made under agreements with third parties. As of October 31, 2002, the company had repurchased a total of 379 million shares.

The company believes that utilizing excess capital to repurchase shares in the open market represents an effective means of building shareholder value.

Separately, the board of directors declared a regular quarterly dividend of $0.08 per common share, payable February 10, 2003, to shareholders of record on January 3, 2003.

American Express Company (www. americanexpress.com), founded in 1850, is a global travel, financial and network services company.

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